Exhibit 99.1

Signature Page

KKR HAWAII HOLDINGS L.P.		08/15/2025

By: KKR Hawaii Holdings GP LLC, its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR HAWAII HOLDINGS GP LLC		08/15/2025

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary